Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2013, relating to the financial statements of priceline.com Incorporated (“the Company”), and the effectiveness of the Company’s internal control over financial reporting, incorporated by reference in the Annual Report on Form 10-K/A of priceline.com Incorporated for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Stamford, CT
June 6, 2013